Exhibit 99







Release Date:                                               Further Information:

IMMEDIATE RELEASE                                           David J. Bursic
October 26, 2004                                            President and CEO
                                                                     -or-
                                                            Pamela M. Tracy
                                                            Investor Relations
                                                            Phone: 412/364-1913



              WVS FINANCIAL CORP. ANNOUNCES QUARTERLY CASH DIVIDEND


     WVS Financial Corp. (NASDAQ: WVFC) announced today that its Board of Directors at their meeting on October 26, 2004 declared a regular $0.16 cash dividend on the common stock of the Company, payable on November 18, 2004 to the stockholders of record at the close of business on November 8, 2004.

     WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC insured savings bank which conducts business from six offices located in the North Hills suburbs of Pittsburgh, Pennsylvania.


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